Exhibit 1.1

THE AES CORPORATION

10,000,000 Stock Purchase Contracts

1,000,000 Shares

0% Series A Cumulative Perpetual Convertible Preferred Stock

Without Par Value

in the form of

10,000,000 Corporate Units

Underwriting Agreement

March 5, 2021

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters listed in Schedule A hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway Avenue

New York , New York 10036

Ladies and Gentlemen:

Introductory. The AES Corporation, a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell to Citigroup Global Markets Inc. (“Citi”), Goldman Sachs & Co. LLC (“Goldman”), BofA

Securities, Inc. (“BofA”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and the several underwriters named in Schedule A hereto (the “Underwriters”), for whom Citi, Goldman, BofA and Morgan Stanley are acting as the representatives (in such capacity, the “Representatives”), 10,000,000 Corporate Units (the “Underwritten Securities”) and, at the option of the Underwriters, up to the number of additional Corporate Units set forth in Schedule C hereto (the “Option Securities”, together with the Underwritten Securities, being hereinafter called the “Securities”).  Each “Corporate Unit” shall be comprised of (x) one stock purchase contract (each, a “Purchase Contract”) issued by the Company that requires the holder thereof to purchase from the Company, and the Company to sell to such holder, for a settlement price of $100, on March 1, 2024, a number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) not to exceed the Maximum Settlement Rate (as such term is defined in the Purchase Contract and Pledge Agreement), subject to adjustment in certain circumstances if the holder elects to settle the Purchase Contract early and (y) one-tenth (1/10th) of one share of the Company’s 0% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “Convertible Preferred Securities”).  The Convertible Preferred Securities will be convertible into (i) shares of 0% Series B Cumulative Perpetual Preferred Stock of the Company (the “Series B Shares”) or, solely with respect to conversions in connection with a redemption of the Convertible Preferred Securities (an “Induced Conversion”), up to $1,000 in cash and (ii) shares of Common Stock (if any).  The Purchase Contracts will be issued under a Purchase Contract and Pledge Agreement dated as of the Closing Date (as defined herein) (the “Purchase Contract and Pledge Agreement”) among the Company, Deutsche Bank Trust Company Americas, as purchase contract agent and as collateral agent, custodial agent and securities intermediary (the “Collateral Agent”).  The Convertible Preferred Securities will be established by a Certificate of Designations to the Company’s Sixth Restated Certificate of Incorporation (the “Certificate of Designations”) to be filed with the Secretary of State of Delaware and with all other offices where such filing is required, on or before March 11, 2021. The holders of the Corporate Units will pledge their interests in the Convertible Preferred Securities forming a part of the Corporate Units to the Collateral Agent under the Purchase Contract and Pledge Agreement to secure their obligations under the Purchase Contracts to purchase shares of Common Stock.

1.       Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof that:

(a)       Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333- 229896), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)       Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof, at the Closing Date and at any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b), at the Closing Date and at any settlement date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary

Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time (as defined herein), and, when taken together with the other information in the Prospectus, at the Closing Date and at any settlement date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (as defined herein) (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well- known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d)       Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus as amended or supplemented by any Preliminary Prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule B hereto. As of 6:10 a.m., New York City time, on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(e)       Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f)       Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule B, when taken together with the Disclosure Package, did not, and at the Closing Date and at any settlement date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(g)       Distribution of Offering Material by the Company. The Company has not distributed nor will it distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary

Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.

(h)       No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)       No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has not been a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, business or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole.

(j)       Exchange Act Compliance. The Company is subject to Section 13 or Section 15(d) of the Exchange Act and has filed all periodic reports required to be filed pursuant to the rules and regulations thereunder.

(k)       No Price Stabilization or Manipulation. None of the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) (“affiliates”) or any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or in violation of Regulation M under the Exchange Act.

(l)       Incorporation and Good Standing of the Company and Its Subsidiaries. The Company and each of its subsidiaries and affiliates which meets the criteria in the definition of “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X under the Securities Act that is an operating subsidiary (each, a “Principal Subsidiary”) is listed in Exhibit A to this Agreement and has been duly incorporated or formed, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of incorporation or organization and has the corporate or other power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(m)       Capitalization of Subsidiaries. All of the outstanding shares of capital stock of, or other ownership interests in Principal Subsidiaries that are owned directly or indirectly by the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company.

(n)       The Purchase Contract and Pledge Agreement. The Purchase Contract and Pledge Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”). The Purchase Contract and Pledge Agreement will conform in all material respects as to legal matters to the description thereof in each of the Disclosure Package and the Prospectus. The Purchase Contracts have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the Purchase Contract and Pledge Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Purchase Contract and Pledge Agreement subject to the Enforceability Exceptions.

(o)       The Corporate Unit Certificates. The Corporate Unit certificates have been duly and validly authorized and on the Closing Date, when paid for by the Underwriters pursuant to this Agreement, will be duly executed and delivered.

(p)       Common Stock. The shares of Common Stock issuable upon settlement of the Purchase Contracts (including the maximum number that may be issued upon settlement of the Purchase Contracts in connection with a fundamental change (the “Maximum Number of Purchase Contract Securities”)) have been duly authorized and reserved and, when issued and paid for upon settlement of the Purchase Contracts in accordance with the terms of the Purchase Contracts, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be in violation of any preemptive or similar rights.

(q)       Convertible Preferred Securities. The Convertible Preferred Securities to be sold by the Company pursuant to this Agreement have been duly authorized by the Company and, when duly issued, delivered and paid for as provided herein, will be duly and validly issued, fully paid and non-assessable, and the issuance of such Securities will not be in violation of any pre-emptive or similar rights. The Certificate of Designations, the proposed form of which has been furnished to you, will have been duly filed with the Secretary of State of Delaware and with all other offices where such filing is required, on or before March 11, 2021, and the holders of the Convertible Preferred Securities will, upon such filing, have the rights, preferences and priorities set forth in the Certificate of Designations.

(r)       The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(s)       Common Stock of the Company. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar right.

(t)       Non-Violation of Existing Instruments. The Company is not in violation of its charter or its by-laws, and none of its Principal Subsidiaries is in violation of its respective charter or corresponding formation document, except for any such violations which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, nor is the Company or any of the Principal Subsidiaries, except as set forth in the Prospectus and the Disclosure Package, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its Principal Subsidiaries is a party or by which it or any of its Principal Subsidiaries or its or their respective property is bound except for any such defaults which have been waived or which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(u)       No Further Authorizations or Approvals Required. The execution, delivery and performance by the Company of this Agreement, the Certificate of Designations, the Convertible Preferred Securities, the Purchase Contracts, the Purchase Contract and Pledge Agreement and the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby or by the Prospectus and the Disclosure Package (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body under any federal or state law, including, but not limited to, the Energy Policy Act of 2005, as amended, except such as may be required by state securities or blue sky laws and (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational documents of the Company or any of the Principal Subsidiaries or any agreement, indenture or other instrument to which it or any of the Principal Subsidiaries is a party or by which it or any of the Principal Subsidiaries or its or their respective property is bound, and will not violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of the Principal Subsidiaries or its or their respective property, except with respect to state securities or blue sky laws and except (other than with respect to the charter and by-laws or other organizational documents of the Company) for any such conflicts, breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(v)       No Material Actions or Proceedings. Except as set forth in the Prospectus and the Disclosure Package, there are no material legal or governmental proceedings pending to which the Company or any of the Principal Subsidiaries is a party or to which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(w)       SEC Correspondence. The Company has not received from the Commission any written comments, questions or requests for modification of disclosure in respect of any reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into the Prospectus and the Disclosure Package, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the Commission, (ii) in respect of which the Company has complied through appropriate disclosure in reports subsequently filed by it with the Commission pursuant to the Exchange Act, or (iii) copies of which the Company has provided to you.

(x)       ERISA Compliance. Except as set forth in the Prospectus and the Disclosure Package, neither the Company nor any of the Principal Subsidiaries has violated any U.S. federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable U.S. federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for any such violations which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(y)       Title to Properties. Except as set forth in the Prospectus and the Disclosure Package, the Company and each of the Principal Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Prospectus and the Disclosure Package as being owned by it, except for any such instances which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. All leases to which the Company or any of the Principal Subsidiaries is a party are valid and binding and no default by the Company or any such Principal Subsidiary, or, to the best of the Company’s knowledge, by any other party to any such leases, has occurred or is continuing thereunder, except for any such defaults which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and the Company and the Principal Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Principal Subsidiary.

(z)       Independent Accountants of the Company. Ernst & Young LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(aa) Preparation of Financial Statements of the Company. The financial statements of the Company, together with related schedules and notes, filed with the Commission as a part of or incorporated by reference in the Prospectus and the Disclosure Package (and any amendment or supplement thereto), present fairly the consolidated financial position or results of operations and statements of cash flow of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates and for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Prospectus and the Disclosure Package (and any amendment or supplement thereto), in all material respects, present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have been prepared on a basis consistent with such financial statements and the books and records of the Company. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical Consolidated Financial Information,” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Prospectus and the Disclosure Package (and any amendment or supplement thereto) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) All Necessary Permits, etc. Each of the Company and the Principal Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) which are required to have been obtained by it prior to the date hereof and which are material to the ownership or leasing and operation of or construction of its respective properties and to the conduct of its business in the manner described in the Prospectus and the Disclosure Package, except for any such permits, the failure of which to have, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and subject to such qualifications as may be set forth in the Prospectus and the Disclosure Package; each of the Company and the Principal Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits required to have been fulfilled and performed prior to the date hereof and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus and the Disclosure Package; and, except as described in the Prospectus and the Disclosure Package, such permits do not materially interfere with the use or operation of the electric power generation facilities of the Principal Subsidiaries as currently used or operated or as contemplated to be used or operated.

(cc) Compliance with Utilities Regulations. Each of the Company’s domestic generating facilities (other than the generating facilities of Indianapolis Power & Light Company and The Dayton Power and Light Company) is either a “qualifying small power production facility” or a “qualifying cogeneration facility” under the Federal Power Act, as amended by Section 201 of the Public Utility Regulatory Policies Act of 1978 and the regulations of the Federal Energy Regulatory Commission promulgated thereunder or is owned by an “exempt wholesale generator” under the Public Utility Holding Company Act of 2005 and the regulations of the Federal Energy Regulatory Commission promulgated thereunder, and each such facility’s current use, operation and ownership are consistent with such facility’s status as a “qualifying facility” or as being owned by an “exempt wholesale generator”, as the case may be.

(dd) Company Not an “Investment Company.” The Company is not, and after giving effect to the offering and issuance of the Securities and the application of the proceeds thereof will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Investment Company Act”).

(ee) Compliance with and Liability Under Environmental Laws. Except as set forth in the Prospectus and the Disclosure Package, each of the Company, each Principal Subsidiary and any other subsidiary or entity which the Company may be deemed to operate is in compliance with all applicable foreign, federal, state and local environmental (including, without limitation, the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended), safety or similar law, rule and regulation, and there are no costs or liabilities associated with any such law, rule or regulation, except for any such non-compliances, costs or liabilities which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(ff) Capitalization. The Company’s authorized capitalization as of December 31, 2020 is as set forth in the Prospectus and the Disclosure Package.

(gg) Internal Controls and Procedures; Disclosure Controls. Except as disclosed in the Prospectus and the Disclosure Package, the Company and each of its Principal

Subsidiaries maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Prospectus and the Disclosure Package, the Company and each of its Principal Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Principal Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh) Sarbanes-Oxley Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii)       Cybersecurity. (A) (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (B) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except as would not, in the case of each of clause (A) and (B) above, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(jj) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA that would be material to this transaction, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in a manner reasonably expected to ensure compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(kk) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“USA Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries, directors, officers nor, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or with any person or entity or in any country or territory that, at the time of such financing, is the subject of OFAC.

(mm) Issuable Common Stock. The maximum number of shares of Common Stock issuable upon conversion of the Convertible Preferred Securities (including the maximum number that may be issued upon conversion of the Convertible Preferred Securities in connection with a fundamental change (the “Maximum Number of Underlying Shares of Common Stock”)) have been duly authorized and reserved and, when issued upon conversion of the Convertible Preferred Securities in accordance with the terms of the Convertible Preferred Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be in violation of any pre-emptive or similar rights.

(nn) Issuable Series B Shares. The maximum number of Series B Shares issuable upon conversion of the Convertible Preferred Securities (the “Maximum Number of Underlying Series B Shares”), assuming for such purposes that no conversions are Induced Conversions, have been duly authorized and reserved and, when issued upon conversion of the Convertible Preferred Securities in accordance with the terms of the Convertible Preferred Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Series B Shares will not be in violation of any pre-emptive or similar rights.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to matters covered thereby.

2.       Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price set forth in Schedule C hereto the number of Securities set forth opposite such Underwriter’s name in Schedule A hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the principal amount of Option Securities set forth in Schedule C hereto at the same purchase price set forth in Schedule C hereto for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part, but in any event not more than once, at any time, upon written or telegraphic notice by the Representatives to the Company setting forth the aggregate of the Option Securities as to which the several Underwriters are exercising the option and the settlement date; provided that in no event shall the settlement date of such Option Securities be later than the 13th day after, and including, the Closing Date. The aggregate number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Company, in its sole discretion shall make to eliminate fractional Option Securities.

3.       Delivery and Payment

(a)       Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at or about 10:00 a.m., New York City time, on March 11, 2021, which date and time may be postponed by agreement among the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriters on the date specified by the Representatives (which shall be within three Business Days after exercise of said option). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof. Delivery of the Securities shall be made to the Underwriters for their respective accounts against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b)       Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, has determined is advisable and practicable.

(c)       Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m., New York City time, on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4.       Covenants. The Company covenants and agrees with each Underwriter as follows:

(a)       Representatives Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b)       Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)       Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Registration Statement not misleading or the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d)       Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale by the Underwriters under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities by the Underwriters. The Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)       DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(f)       No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(g)       Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(h)       Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(i)       Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or the offering, (2) information that describes the final terms of the Securities or the offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d) hereof or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent, which consent shall be confirmed in writing, that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

(j)       Copies of Any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(k)       Copies of the Registration Statements and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(l)       Lockup. For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Company Lock-Up Period”), the Company agrees not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter. The restrictions set forth in this Section 5(l) shall not apply to: (A) the sale of the Securities to the Underwriters; (B) any common stock repurchase pursuant to the Company’s stock repurchase program in effect as of the date hereof; (C) grants of stock options or restricted stock or restricted stock units in accordance with the terms of any employee, executive officer or non-employee director stock option, compensation or benefit plans (collectively, “Benefit Plans”) existing on the date hereof; (D) the issuance of Common Stock upon the exercise of an option or the conversion or vesting of a security outstanding on the date hereof; (E) the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of any Benefit Plans in effect on the date hereof; (F) the issuance of Common Stock upon settlement of the Purchase Contracts; (G) the issuance of the Common Stock upon conversion of the Convertible Preferred Securities; or (H) the issuance of Common Stock in connection with a bona fide strategic partnership, joint venture, merger or acquisition of any business or assets of a third party, provided that the aggregate number of shares of Common Stock that may be issued pursuant to this clause (H) during the Company Lock-Up Period shall not exceed 5% of the total number of shares of Common Stock outstanding on the Closing Date.

(m)       Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(n)       Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(o)       Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p)       Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q)       Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange.

(r)       Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)       Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post- effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(t)       Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in each of the Disclosure Package and the Prospectus under “Use of Proceeds.”

(u)       Maximum Settlement Rate. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the maximum settlement rate under the Purchase Contracts.

(v)       Maximum Number of Underlying Shares of Common Stock and Maximum Number of Purchase Contract Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the aggregate Maximum Number of Underlying Shares of Common Stock and the aggregate Maximum Number of Purchase Contract Securities.

(w)       Maximum Number of Underlying Series B Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of Series B Shares equal to the aggregate Maximum Number of Underlying Series B Shares.

(x)       Conversion Rate for the Convertible Preferred Securities. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate for the Convertible Preferred Securities.

5.       Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all preparation and printing of certificates for the Securities), (ii) all necessary issue, transfer and other stamp taxes in connection with the original issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of any transfer agent, registrar, paying agent, conversion agent, purchase contract agent or collateral agent for the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees, if any, for FINRA’s review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations in an aggregate amount up to $25,000, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement and (x) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

6.       Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties of the Company herein at the Applicable Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of officers of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)       No Ratings Downgrade. Subsequent to the Applicable Time, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(b)       No Material Adverse Change; Officer’s Certificate. (i) Since the date of the latest balance sheet included in the Disclosure Package (exclusive of any amendment or supplement thereto), there shall not have been any material adverse change, or any development involving a prospective material adverse change, in (A) the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, from that described in the Disclosure Package (exclusive of any amendment or supplement thereto), and (B) the capital stock or in the long-term debt of the Company from that set forth in the Disclosure Package (exclusive of any amendment or supplement thereto); (ii) the Company shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Disclosure Package (exclusive of any amendment or supplement thereto); and (iii) the Underwriters shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Chief Accounting Officer of the Company, confirming (x) the matters set forth in paragraphs (a) and (b) of this Section 6; and (y) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)       Accountants’ Comfort Letter for the Company. On the date hereof, the Underwriters shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information.

(d)       Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i)       the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)       the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii)       no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv)       to the extent any filing with FINRA is required, FINRA shall have advised the Underwriters in writing that it has no objection to the underwriting and other terms and arrangements related to the offering of the Securities.

(e)       Opinion of General Counsel or Associate General Counsel for the Company. The Underwriters shall have received on the Closing Date an opinion (reasonably satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of Paul Freedman, General Counsel for the Company or Jennifer V. Gillcrist, Associate General Counsel for the Company, in form and substance reasonably satisfactory to the underwriters.

(f)       Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date an opinion and letter (reasonably satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Company, and addressed to the Representatives, in form and substance reasonably satisfactory to the underwriters.

(g)       Opinion of Counsel for the Underwriters. The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (as amended or supplemented), the Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)       Bring-down Comfort Letter for the Company. On the Closing Date, the Underwriters shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c) of this Section 6, except that (i) it shall cover certain financial information included in or incorporated by reference into the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(i)       The Form of Securities. The Securities shall be executed by the Company in form and substance reasonably satisfactory to the Representatives. The Securities shall be eligible for clearance and settlement through DTC.

(j)       Consents and Approvals. On or prior to the Closing Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the execution, delivery and performance of this Agreement.

(k)       Closing Documents. Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(l)        Listing Application. The Company shall have applied for listing of the Corporate Units and the Common Stock issuable upon settlement of the Purchase Contracts and the Convertible Preferred Securities on the New York Stock Exchange.

(m)      Lock-ups. At the Applicable Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from the persons listed on Schedule D hereto addressed to the Representatives.

(n)       Listing. The Maximum Number of Underlying Shares of Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 14 and Section 17 shall at all times be effective and shall survive such termination.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Underwriters, at One Manhattan West, New York, NY 10001 on the Closing Date.

7.       Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.       Indemnification and Contribution.

(a)       Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or affiliate or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents, affiliates and each such controlling person for any and all expenses (including, subject to Section 8(c), the fees and disbursements of counsel chosen by the Representatives as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents and affiliates or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)       Indemnification of the Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by such Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the seventh paragraph concerning stabilization under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)       Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 8(a)), representing all indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)       Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       Contribution. If the indemnification provided for in this Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8(e), each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

9.       Default of One or More of the Several Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule A hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the

Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company, except that the provisions of Section 5, Section 7, Section 8, Section 14 and Section 17 shall at all times be effective and shall survive such termination. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.       Termination of this Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto). Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 5, 7 and 8 hereof or (b) any Underwriter to the Company.

11.       Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.       Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Prospectus Department (866-471-2526).

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Facsimile: (646) 855 3073

Attention: Syndicate Department

with a copy to:

Facsimile: (212) 230-8730

Attention: ECM Legal

Morgan Stanley & Co. LLC

1585 Broadway Avenue

New York , New York 10036

Attention: Investment Banking Division

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Gregory A. Fernicola, Esq.

If to the Company:

The AES Corporation
4300 Wilson Boulevard
Arlington, Virginia 22203
Attention: Ahmed Pasha and Jennifer V. Gillcrist

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Richard D. Truesdell, Jr., Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

13.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signed the Registration Statement, (ii) the Underwriters, the officers, directors, employees, agents and affiliates of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any Underwriter merely because of such purchase.

14.       Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16.       Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

17.       No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18.       Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.       Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R§ 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.       General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

THE AES CORPORATION

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	EVP & CFO

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
MORGAN STANLEY & CO. LLC for themselves and as Representatives of the several Underwriters named in the attached Schedule A

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Sandip Sen
Name:	Sandip Sen
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Mike Voris
Name:	Mike Voris
Title:	Partner Managing Director

BOFA SECURITIES, INC.

By:	/s/ Ahmad Masud
Name:	Ahmad Masud
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Usman Khan
Name:	Usman Khan
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Number of Underwritten Securities to be Purchased
Underwriters
Citigroup Global Markets Inc.	2,000,000
Goldman Sachs & Co. LLC	1,500,000
BofA Securities, Inc.	1,500,000
Morgan Stanley & Co. LLC	1,500,000
Barclays Capital Inc.	475,000
J.P. Morgan Securities LLC	475,000
Mizuho Securities USA LLC	475,000
MUFG Securities Americas Inc.	475,000
Santander Investment Securities Inc.	475,000
SMBC Nikko Securities America, Inc.	475,000
Credit Agricole Securities (USA) Inc.	110,000
Scotia Capital (USA) Inc.	110,000
SG Americas Securities, LLC	110,000
BMO Capital Markets Corp.	106,667
Seaport Global Securities LLC	106,667
WR Securities, LLC	106,666
Total	10,000,000

Schedule A

SCHEDULE B

Issuer Free Writing Prospectuses

•	Final Term Sheet dated as of March 5, 2021

Schedule B

SCHEDULE C

Underwriting Agreement dated March 5, 2021

Registration Statement No. 333-229896

Title, Purchase Price and Number of Securities:

Title:	10,000,000 Corporate Units, each representing one Stock Purchase Contract and one-tenth (1/10th) of one share of Series A Cumulative Perpetual Convertible Preferred Stock, without par value

Purchase Price Per Corporate Unit:	$97.50

Price to Public Per Corporate Unit:	$100.00

Number of Underwritten Securities to be sold by the Company:	10,000,000 Corporate Units

Maximum Number of Option Securities to be sold by the Company:	1,500,000 Corporate Units

Schedule -1

PRICING TERM SHEET

Free Writing Prospectus Filed Pursuant to Rule 433
To Prospectus dated February 26, 2019
Preliminary Prospectus Supplement dated March 3, 2021
Registration Statement File No. 333-229896

Final Term Sheet dated March 5, 2021

Equity Units

(initially consisting of 10,000,000 Corporate Units)

The AES Corporation

Equity Units

The information in this pricing term sheet relates only to the offering of Equity Units (the “Equity Units Offering”) and should be read together with (i) the preliminary prospectus supplement dated March 3, 2021 relating to the Equity Units Offering, including the documents incorporated by reference therein, and (ii) the related base prospectus dated February 26, 2019, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-229896. Terms used but not defined in this final term sheet have the meanings given to them in the preliminary prospectus supplement. For purposes of this term sheet, “we,” “us,” “our,” or “Company” refers to The AES Corporation, and not any of its subsidiaries.

Company	The AES Corporation
Company Common Stock Ticker	The New York Stock Exchange “AES”
Trade Date	March 5, 2021
Closing Price of Our Common Stock on The New York Stock Exchange on March 4, 2021	$25.88
Settlement Date	March 11, 2021 (T+4)
Equity Units
Equity Units	Each Equity Unit will have a stated amount of $100 and will initially be a “Corporate Unit” consisting of a purchase contract issued by us and, initially, a 1/10th, or 10%, undivided beneficial ownership in one share of 0% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share, issued by us, which we refer to as “Convertible Preferred Stock.”
Number of Equity Units Offered	10,000,000 (or a total of 11,500,000 if the underwriters exercise their over-allotment option in full).

Schedule -2

Initial Price to Public	$100 per Equity Unit, plus accrued and unpaid contract adjustment payments, if any, from March 11, 2021.
Purchase Contracts
Purchase Contracts	Unless early settled as described in the preliminary prospectus supplement, each purchase contract obligates holders to purchase from us, and obligates us to sell, on February 15, 2024, for a price of $100, a number of newly issued shares of our common stock equal to the settlement rate, as described under “Description of the Purchase Contracts—Purchase of Common Stock” in the preliminary prospectus supplement.
Reference Price	$25.88 (the closing price of our common stock on The New York Stock Exchange on March 4, 2021).
Maximum Settlement Rate	3.8640 shares of our common stock (subject to adjustment in certain circumstances).
Contract Adjustment Payments	Payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 2021 at a rate per year of 6.875% on the stated amount of $100 per purchase contract, subject to our right to defer contract adjustment payments, as described in the preliminary prospectus supplement. If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day and no interest or payment will be paid in respect of the delay, if any. Contract adjustment payments will be paid in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply.
Deferred Contract Adjustment Payments	Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 6.875% per year until paid, compounded quarterly, to, but excluding, the payment date.
Early Settlement of the Purchase Contracts at Your Option	A holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to the close of business on the scheduled trading day immediately preceding the first day of the market value averaging period (as defined under “Summary—The Offering—Settlement Rate” in the preliminary prospectus supplement), subject to certain exceptions and conditions described under “Description of the Purchase Contracts—Early Settlement” in the preliminary prospectus supplement. Such early settlement may only be made in integral multiples of 10 purchase contracts. Upon early settlement of any purchase contracts, except following a fundamental change as described below, we will deliver a number of newly-issued shares of our common stock

Schedule -3

determined over a 20 consecutive trading day period beginning on the trading day immediately following the day you exercise this right, which we refer to as the “early settlement averaging period.” The number of shares of our common stock we are obligated to deliver will equal 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “Description of the Purchase Contracts—Purchase of Common Stock” in the preliminary prospectus supplement as if the applicable market value were the average of the daily VWAPs of our common stock during the early settlement averaging period.
Early Settlement Upon a Fundamental Change	Upon the occurrence of a fundamental change, you will have the right, subject to certain exceptions and conditions described in the preliminary prospectus supplement, to settle your purchase contracts early at the settlement rate determined as if the applicable market value (as defined under “Description of the Purchase Contracts—Purchase of Common Stock” in the preliminary prospectus supplement) equaled the stock price in the fundamental change (as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” in the preliminary prospectus supplement), plus an additional make-whole amount of shares of our common stock determined as described under “Description of the Purchase Contract—Early Settlement Upon a Fundamental Change” in the preliminary prospectus supplement.
The following table sets forth the number of make-whole shares of our common stock per purchase contract that would apply at various stock prices and effective dates (all as defined in the preliminary prospectus supplement):
Stock Price
Effective Date	$10.00	$15.00	$20.00	$22.00	$24.00	$25.88	$28.00	$30.00	$31.70	$34.00	$36.00	$38.00	$40.00	$45.00	$50.00	$65.00	$80.00
March 11, 2021	1.6214	0.8158	0.3461	0.2092	0.0933	0.0000	0.2026	0.3683	0.4935	0.4311	0.3844	0.3436	0.3080	0.2364	0.1832	0.0843	0.0292
February 15, 2022	1.1313	0.5596	0.1820	0.0639	0.0000	0.0000	0.0890	0.2617	0.3924	0.3371	0.2963	0.2614	0.2314	0.1732	0.1321	0.0606	0.0222
February 15, 2023	0.5869	0.3063	0.0529	0.0000	0.0000	0.0000	0.0000	0.1567	0.2872	0.2333	0.1953	0.1645	0.1396	0.0965	0.0703	0.0319	0.0122
February 15, 2024	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The actual stock price and effective date may not be set forth on the table, in which case:
(1) if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares of our common stock will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective

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dates on the table based on a 365-day year, as applicable;
(2) if the stock price on the effective date exceeds $80.00 per share of our common stock, subject to adjustment, then the make-whole share amount will be zero; and
(3) if the stock price on the effective date is less than $10.00 per share of our common stock, subject to adjustment, then the make-whole share amount will be determined as if the stock price equaled $10.00, subject to adjustment, using straight-line interpolation, as described above, if the actual effective date is between two effective dates on the table.
Convertible Preferred Stock
Convertible Preferred Stock	The Equity Units will include an aggregate of 1,000,000 shares (or 1,150,000 shares if the underwriters exercise their over-allotment option in full) of Convertible Preferred Stock with a liquidation preference of $1,000 per share. In connection with a successful remarketing of the Convertible Preferred Stock, (a) dividends may become payable on the Convertible Preferred Stock, (b) if the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the reference price, the conversion rate of the Convertible Preferred Stock may be increased to an amount equal to $1,000, divided by 122.5% of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share) and/or (c) the earliest redemption date for the Convertible Preferred Stock may be changed to a later date that is on or prior to March 21, 2025, each as described under “Description of the Convertible Preferred Stock—Terms of the Remarketed Preferred Stock” in the preliminary prospectus supplement.
Dividends on Convertible Preferred Stock	The Convertible Preferred Stock initially will not bear any dividends and the liquidation preference of the Convertible Preferred Stock will not accrete. Following a successful remarketing of the Convertible Preferred Stock, dividends may become payable on the Convertible Preferred Stock at a dividend rate to be determined in connection with such successful remarketing, in which case the Convertible Preferred Stock will bear dividends at such rate and become payable when, as and if declared by our board of directors, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on the first such payment date following the remarketing settlement date. If a payment date falls on a date that is not a business day, such payment date will be postponed to the next succeeding business day; provided that, if such business day falls in the next succeeding calendar month, the payment date will be

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brought forward to the immediately preceding business day. Dividends, if any, on the Convertible Preferred Stock will be paid in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a dividend payment method to apply.
Accumulated but Unpaid Dividends on Convertible Preferred Stock	Following a successful remarketing in connection with which dividends become payable on the Convertible Preferred Stock, any accumulated but unpaid dividends will accumulate additional dividends at the then-applicable dividend rate until paid, compounded quarterly, to, but excluding, the payment date.
Maturity of Convertible Preferred Stock	The Convertible Preferred Stock has no maturity date and will remain outstanding unless converted by holders or redeemed by us.
Conversion Premium	Approximately 22.5% above the closing price of our common stock on The New York Stock Exchange on March 4, 2021.
Initial Conversion Rate	31.5428 shares of our common stock per share of Convertible Preferred Stock. If the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the reference price, the conversion rate of the Convertible Preferred Stock may be increased to an amount equal to $1,000, divided by 122.5% of the closing price of our common stock on such date (rounded to the nearest ten-thousandth of a share).
Initial Conversion Price	Approximately $31.70 per share of our common stock.
Settlement Upon Conversion	Upon surrender of Convertible Preferred Stock for conversion, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the Convertible Preferred Stock being converted (i) a share of Series B Preferred Stock (as defined below) or, solely with respect to conversions in connection with a redemption, up to $1,000 in cash plus all accumulated but unpaid dividends, if any, on such converted Convertible Preferred Stock to, but excluding, the payment date immediately preceding the relevant conversion date and (ii) shares of our common stock (if any), as described under “Description of the Convertible Preferred Stock—Settlement Upon Conversion” in the preliminary prospectus supplement.
Holders of Corporate Units do not have the right to convert their ownership interests in the Convertible Preferred Stock that are a part of such Corporate Units into shares of our common stock. Only shares of Convertible Preferred Stock that are not a part of Corporate Units may be converted. Holders of such separate shares of Convertible Preferred Stock that are not a part of Corporate Units may convert their shares at their option prior to February 15, 2024 only upon the occurrence of a fundamental change if such

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fundamental change occurs prior to a successful remarketing. On and after February 15, 2024, holders of shares of Convertible Preferred Stock may, at their option, at any time and from time to time, convert their shares, all as described in the preliminary prospectus supplement.
Optional Redemption of Convertible Preferred Stock

On or after March 22, 2024, we will have the option to redeem for cash some or all the shares of Convertible Preferred Stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated but unpaid dividends to, but excluding, the redemption date.

In connection with a successful remarketing of the Convertible Preferred Stock, the earliest redemption date for the Convertible Preferred Stock may be changed to a later date that is on or prior to March 21, 2025, as described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing” in the preliminary prospectus supplement.

If any shares of Convertible Preferred Stock are redeemed, we must also redeem a proportionate number of outstanding shares of Series B Preferred Stock, if any, on the same redemption date.

Adjusted Conversion Rate Upon Fundamental Change	There will be no make-whole amount of shares of our common stock or increase to the conversion rate for conversions of the Convertible Preferred Stock in connection with a fundamental change, except for the limited circumstance where the fundamental change occurs prior to a successful remarketing of the Convertible Preferred Stock and the stock price in connection with such fundamental change on the effective date is less than $31.70 (the “conversion price”) (subject to adjustment as set forth in the preliminary prospectus supplement). Under such limited circumstance, the conversion rate will be determined as described under “Description of the Convertible Preferred Stock—Conversion Rights—Adjusted Conversion Rate Upon a Fundamental Change” in the preliminary prospectus supplement.
Notwithstanding the foregoing, in no event will the conversion rate exceed 77.2798 shares of our common stock per share of Convertible Preferred Stock, which is equal to the $1,000 liquidation preference divided by 50% of the closing price of our common stock on March 4, 2021 (subject to adjustment as set forth in the preliminary prospectus supplement).
Series B Preferred Stock
Series B Preferred Stock	We may issue an aggregate of up to 1,000,000 shares of 0% Series B Cumulative Perpetual Preferred Stock, which we refer to as “Series B Preferred Stock,” or

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1,150,000 shares if the underwriters exercised in full their over-allotment option on the Corporate Units, upon optional conversion of the Convertible Preferred Stock as described under “Description of the Convertible Preferred Stock—Conversion Rights—Settlement Upon Conversion” in the preliminary prospectus supplement. The Series B Preferred Stock will not be pledged to us to secure your obligation under any purchase contract.
Dividends on Series B Preferred Stock	The Series B Preferred Stock initially will not bear any dividends and the liquidation preference of the Series B Preferred Stock will not accrete. Following a successful remarketing of the Convertible Preferred Stock, dividends may become payable on the Convertible Preferred Stock at a dividend rate to be determined in connection with such successful remarketing, in which case the Series B Preferred Stock will bear dividends at the same rate as the Convertible Preferred Stock and become payable on the same dates as dividends are payable on the Convertible Preferred Stock. The Series B Preferred Stock delivered to a holder upon conversion of the Convertible Preferred Stock will have initial accumulated dividends at issuance equal to the amount of any accumulated but unpaid dividends on the Convertible Preferred Stock (including compounded dividends thereon, if any) to, but excluding, date of issuance of such Series B Preferred Stock. If a payment date falls on a date that is not a business day, such payment date will be postponed to the next succeeding business day; provided that, if such business day falls in the next succeeding calendar month, the payment date will be brought forward to the immediately preceding business day. Dividends, if any, on the Series B Preferred Stock will be paid in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a dividend payment method to apply.
Accumulated but Unpaid Dividends on Series B Preferred Stock	Following a successful remarketing in connection with which dividends become payable on the Convertible Preferred Stock and the Series B Preferred Stock, any accumulated but unpaid dividends will accumulate additional dividends at the applicable dividend rate until paid, compounded quarterly, to, but excluding, the payment date.
Maturity of Series B Preferred Stock	The Series B Preferred Stock has no maturity date and will remain outstanding unless redeemed by us.
Optional Redemption of Series B Preferred Stock

On or after March 22, 2024, we will have the option to redeem for cash some or all the shares of Series B Preferred Stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated but unpaid dividends to, but excluding, the redemption date.

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In connection with a successful remarketing of the Convertible Preferred Stock, the earliest redemption date for the Convertible Preferred Stock may be changed to a later date that is on or prior to March 21, 2025 as described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing” in the preliminary prospectus supplement. In that case, the earliest redemption date for the Series B Preferred Stock will be changed to such later date.

If any shares of Series B Preferred Stock are redeemed, we must also redeem a proportionate number of outstanding shares of Convertible Preferred Stock, if any, on the same redemption date.

Underwriting Discount	$2.50 per Equity Unit / $25,000,000 million total (excluding the underwriters’ over-allotment option).
Joint Book-Running Managers	Citigroup Global Markets Inc. Goldman Sachs & Co. LLC BofA Securities, Inc. Morgan Stanley & Co. LLC Barclays Capital Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC
Senior Co-Managers	MUFG Securities Americas Inc. Santander Investment Securities Inc. SMBC Nikko Securities America, Inc.
Co-Managers	Credit Agricole Securities (USA) Inc. Scotia Capital (USA) Inc. Société Générale S.A. Seaport Global Securities LLC WR Securities, LLC BMO Capital Markets Corp.
Use of Proceeds	We expect to receive net proceeds from the offering of approximately $973.0 million (or approximately $1,119.3 million if the underwriters exercise their over-allotment option in full), after deducting the offering expenses and the underwriting discount. We intend to use the net proceeds from the offering to develop our renewables business, U.S. utility businesses, LNG infrastructure, and for other developments determined by management. See “Use of Proceeds” in the preliminary prospectus supplement.
Listing	We intend to apply for listing of the Corporate Units on The New York Stock Exchange under the symbol “AESC.”
CUSIP for the Corporate Units	00130H 204
CUSIP for the Treasury Units	00130H 303
CUSIP for the Cash Settled Units	00130H 402

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CUSIP for the Convertible Preferred Stock	00130H 501
CUSIP for the Series B Preferred Stock	00130H 600

The information in this communication supersedes the information in the preliminary prospectus supplement to the extent it is inconsistent with such information. Other information presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the changes described herein.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about March 11, 2021, which is four business days following the date of pricing of the Corporate Units (such settlement cycle being herein referred to as “T+4”). You should note that the trading of the Corporate Units on the date of pricing or the next business day may be affected by the T+4 settlement. See “Underwriting” in the preliminary prospectus supplement.

The issuer has filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling toll-free at 1-800-831-9146.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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SCHEDULE D

List of Persons Subject to Lock-Up

•	J. Miller

•	T. Khanna

•	Andrea Gluski

•	Lisa Krueger

•	J. Laulis

•	Sherry Kohan

•	Bernerd Da Santos

•	M. Naim

•	J. Morse

•	J. Davidson

•	A. Monie

•	Gustavo Pimenta

•	T. Sebastian

•	H. Koeppel

•	Paul Freedman

Schedule D

Exhibit A

Principal Subsidiaries of the Company (and Jurisdiction of Incorporation or Formation)

The Dayton Power and Light Company

Indianapolis Power & Light Company

AES Huntington Beach Energy, LLC

AES Alamitos Energy, LLC

BS Maritza

BS Los Mina

AES Andres DR, S.A.

AES Gener S.A.

AES Chivor & Cia S.C.A. E.S.P.

Exhibit B

Lock-up Agreement

The AES Corporation

The AES Corporation
Public Offering of Corporate Units

March 5, 2021

Citigroup Global Markets Inc.

As the Representative of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between The AES Corporation, a Delaware corporation (the “Company”), and you as representative (the “Representative”) of a group of Underwriters named therein, relating to an underwritten public offering of Corporate Units (the “Public Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of commencing on the date of the Underwriting Agreement and ending 60 days after the date of the Underwriting Agreement. The foregoing sentence shall not apply to:

(a)	transactions involving the disposition of not more than 100,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”);

(b)	transactions relating to shares of Common Stock, or other securities acquired in open market transactions after the completion of the Public Offering;

(c)	transfers of shares of Common Stock or Common Stock equivalents as a bona fide gift or by will or intestacy, including transfers to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the undersigned and immediate family members of the undersigned, provided that (i) each transferee of shares of Common Stock or Common Stock equivalents that is not a not-for-profit or religious organization executes and delivers to the Underwriters a duplicate form of this lock-up letter and (ii) no party, including the undersigned, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the restricted period referred to in the foregoing sentence);

(d)	transactions pursuant to a trading plan established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in existence as of the date of the final prospectus relating to the Public Offering (the “Prospectus”);

(e)	the creation of a trading plan established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended; provided that no transactions are made pursuant to such plan until the expiration of the restricted period referred to in the foregoing sentence; or

(f)	the exercise of options to purchase shares of Common Stock or sale of shares of Common Stock to satisfy the applicable aggregate exercise price (and applicable withholding taxes) required to be paid upon such exercise or upon vesting of restricted stock awards or units.

Immediate family member of a person means the spouse, lineal descendants, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law and sister-in-law of such person.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,